Motorola Announces Fourth-Quarter and Full-Year Sales and Earnings
Fourth-Quarter Financial Highlights
•	Sales up 17 percent: record sales of $11.8 billion, compared to fourth-quarter 2005 sales of $10.0 billion

•	GAAP earnings from continuing operations of $0.21 per share, including net charges of $0.05 per share from items highlighted below

•	Record handset shipments of 65.7 million units, up 47 percent versus the year-ago quarter and up 22 percent versus the prior quarter

•	Global handset market share estimated at 23.3 percent, up 4.6 percentage points versus the year-ago quarter and up 0.9 percentage points versus the prior quarter

•	Record shipment milestone of digital entertainment devices and modems

•	Record sales to public-safety customers

•	Positive operating cash flow of approximately $700 million
Full-Year 2006 Financial Highlights
•	Sales up 22 percent: record sales of $42.9 billion, compared to 2005 sales of $35.3 billion

•	GAAP earnings from continuing operations of $1.30 per share

•	Record handset shipments of 217.4 million units, up 49 percent versus 2005

•	Global annual handset market share estimated at 22.2 percent, up 4.3 percentage points versus 2005

•	Record shipment milestone of digital entertainment devices and modems

•	Record sales to public-safety customers

•	Positive operating cash flow of approximately $3.5 billion
SCHAUMBURG, Ill. — January 19, 2007 — Motorola, Inc. (NYSE: MOT) today reported sales, on a continuing operations basis, of $11.8 billion in the fourth quarter of 2006. Net earnings in the fourth quarter of 2006 were $0.25 per share, including $0.04 per share from discontinued operations and $0.21 per share from continuing operations, which includes the items highlighted below:

EPS Impact
Investment-related losses	$(0.04)
Stock compensation expense	(0.02)
Legal reserve	(0.01)
Reorganization of business charges	(0.01)
Tax benefits, net of tax expenses	0.03

Total EPS impact	$(0.05)

During the quarter, the company generated operating cash flow of approximately $700 million, its 24th consecutive quarter of positive operating cash flow. For the full year, the company generated operating cash flow of approximately $3.5 billion and ended the year with a net cash* position of $11.2 billion.
“As I said earlier this month, we are disappointed with our fourth quarter operating earnings performance. However, the company generated strong revenue growth and met or exceeded our goals in many areas during the quarter. I am confident that we remain well positioned for continued growth and success,” said Ed Zander, chairman and CEO.
“Looking at the full year, I am pleased with our progress. Our business remains solid, and we will continue to execute on our focused, strategic plan to create value for our shareholders. We remain committed to increasing our profitability, while delivering compelling new products and solutions to our customers in 2007,” Zander added.
Operating Results
Mobile Devices segment sales were $7.8 billion, up 19 percent compared with the year-ago quarter. Operating earnings were $341 million, compared with operating earnings of $663 million in the year-ago quarter. Operating earnings were below the company’s internal forecast at the start of the fourth quarter due to an unfavorable geographical and product-tier mix. For full year 2006 compared to full year 2005, sales increased 32 percent and operating earnings increased 23 percent.
During the quarter, Mobile Devices:
•	Shipped a record 65.7 million handsets — an increase of 47 percent compared to the same period in 2005

•	Continued as the clear No. 2 player in the world’s wireless handset industry, with an estimated 23.3 percent global market share

•	Launched 25 new handsets, including six for CDMA, 10 for GSM, five for UMTS and four for iDEN
     After the close of the quarter, Mobile Devices completed the acquisition of Good Technology.

*	Net Cash = Cash and cash equivalents + Sigma Funds + Short-term investments — Notes payable and current portion of long-term debt — Long-term debt.

Networks & Enterprise segment sales were $3.0 billion, up 6 percent compared with the year-ago quarter. Operating earnings decreased to $428 million, compared with operating earnings of $542 million in the year-ago quarter. The fourth quarter of 2006 included net reorganization of business charges of $48 million and a charge for a legal reserve of $25 million. For full year 2006 compared to full year 2005, sales slightly increased, and operating earnings decreased 22 percent.
During the quarter, Networks & Enterprise:
•	Announced an eight-year agreement to upgrade, extend and manage Vodafone’s nationwide GSM network in Turkey

•	Achieved record sales to public-safety customers

•	Signed contracts to provide new national public-safety networks in Norway and Iceland

•	Continued to build momentum as a leader in WiMAX technology, with a new WiMAX contract in Bangladesh and current participation in 20 WiMAX trials globally
After the close of the quarter, Networks & Enterprise completed the acquisition of Symbol Technologies, the second-largest acquisition in Motorola’s history.
Connected Home Solutions segment sales were $980 million, up 39 percent compared with the year-ago quarter. Operating earnings were $118 million, compared with $52 million in the year-ago quarter. For the full year, sales increased 16 percent, and operating earnings increased 46 percent.
During the quarter, Connected Home Solutions:
•	Achieved quarterly and annual record-shipment milestones of digital entertainment devices and modems

•	Set record IP network infrastructure sales, including shipments to Comcast, Time Warner, NET (Brazil) and Starhub

•	Shipped advanced IP digital entertainment devices to AT&T for AT&T U-verse™ digital video service deployment

•	Time Warner is deploying “Start Over,” which allows consumers to pause and rewind live TV, leveraging Motorola’s On Demand Solutions next-generation video and software platform

•	Starhub successfully launched our Channel Bonding (100Mbps) solution for high-speed Internet service in Singapore

•	Announced its intent to acquire Netopia and Tut Systems

First-Quarter 2007 Outlook
The company’s outlook for the first quarter of 2007 is for sales between $10.4 billion and $10.6 billion.
Conference Call and Web-cast
Motorola will host its quarterly conference call from 7:30 to 8:30 a.m. Eastern Time (USA) on Friday, January 19. The conference call will be web-cast live with audio and slides at www.motorola.com/investor. In addition, Motorola will hold a meeting for investment analysts from 10 a.m. to noon Eastern Time (USA) on Friday, January 19, at which Motorola’s senior management will provide updates on the company’s business strategy and outlook for 2007. This meeting will be web-cast live with audio and slides at: www.motorola.com/investor.
Consolidated GAAP Results
A comparison of results from operations is as follows:

	Fourth Quarter		Full Year
(In millions, except per share amounts)	2006	2005	2006	2005
Net sales	$11,792	$10,039	$42,879	$35,262
Gross margin	3,069	3,173	12,727	11,429
Operating earnings	753	1,711	4,092	4,605
Earnings from continuing operations	528	1,177	3,261	4,519
Net earnings	624	1,202	3,661	4,578
Diluted earnings per common share:
Continuing operations	$0.21	$0.46	$1.30	$1.79
Discontinued operations	0.04	0.01	0.16	0.02

	0.25	0.47	1.46	1.81
Weighted average diluted common shares outstanding	2,463.6	2,559.9	2,504.2	2,527.0

Reclassification of Prior-Period Results
Effective as of the fourth quarter 2006, the Company reflects costs associated with the amortization of intangible assets and in-process research and development at the corporate level rather than at the business-segment level. Accordingly, these costs have been reclassified in prior-period financial statements from the corresponding business segment to Others and Eliminations to conform to the current period presentation. In addition, certain costs associated with amortization of intangible assets, information technology development and new product introduction (NPI) costs have been reclassified between statement lines in the Consolidated Statements of Operations in the prior-period financial statements to conform to the current period presentation.

Business Risks
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, Motorola’s outlook for sales in the first quarter of 2007 and anticipated profitability in 2007. Motorola cautions the reader that the risk factors below, as well as those on pages 19 through 27 in Item 1A of Motorola’s 2005 Annual Report on Form 10-K and in its other SEC filings, could cause Motorola’s actual results to differ materially from those estimated or predicted in the forward-looking statements. Factors that may impact forward-looking statements include, but are not limited to: (1) the company’s ability to increase profitability and market share in its wireless handset business; (2) the level of demand for the company’s products, including products related to new technologies; (3) the company’s ability to introduce new products and technologies in a timely manner; (4) the company’s ability to continue generating meaningful savings from supply-chain improvements, manufacturing consolidation and other cost-reduction initiatives; (5) the uncertainty of current economic and political conditions, as well as the economic outlook for the telecommunications and broadband industries; (6) the company’s ability to purchase sufficient materials, parts and components to meet customer demand; (7) unexpected negative consequences from the realignment of the company’s Networks & Enterprise business; (8) risks related to dependence on certain key suppliers; (9) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (10) risks related to the company’s high volume of manufacturing and sales in Asia; (11) the creditworthiness of the company’s customers, particularly purchasers of large infrastructure systems; (12) variability in income generated from licensing the company’s intellectual property; (13) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation, including without limitation any relating to the Iridium project; (14) the timing and levels at which design wins become actual orders and sales; (15) the impact of foreign currency fluctuations; (16) the impact on the company from continuing hostilities in Iraq and conflict in other countries; (17) the impact on the company from ongoing consolidation in the telecommunications and broadband industries; (18) the impact of changes in governmental policies, laws or regulations; (19) the outcome of currently ongoing and future tax matters; and (20) unforeseen negative consequences from the company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
About Motorola
Motorola is known around the world for innovation and leadership in wireless and broadband communications. Inspired by our vision of seamless mobility, the people of Motorola are committed to helping you connect simply and seamlessly to the people, information and entertainment that you want and need. We do this by designing and delivering “must have” products, “must do” experiences and powerful networks — along with a full complement of support services. A Fortune 100 company with global presence and impact, Motorola had sales of US $42.9 billion in 2006. For more information about our company, our people and our innovations, please visit http://www.Motorola.com.
# # #
Media Contact:
Jennifer Weyrauch-Erickson
+1-847-435-5320
jennifer.erickson@motorola.com
MOTOROLA and the stylized M Logo are registered in the U.S. Patent & Trademark Office. All other product or service names are the property of their respective owners. © Motorola, Inc. 2007

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Quarter Ended	Quarter Ended
	December 31, 2006	December 31, 2005
Net sales	$11,792	$10,039
Costs of sales	8,723	6,866

Gross margin	3,069	3,173

Selling, general and administrative expenses	1,158	984
Research and development expenditures	1,061	979
Other charges (income)	65	(520)
Intangibles amortization and IPR&D	32	19

Operating earnings	753	1,711

Other income (expense):
Interest income, net	99	55
Gains/(loss) on sales of investments and businesses, net	(125)	(69)
Other	(43)	(15)

Total other income	(69)	(29)

Earnings from continuing operations before income taxes	684	1,682
Income tax expense	156	505

Earnings from continuing operations	528	1,177
Earnings from discontinued operations, net of tax	96	25

Net earnings	$624	$1,202

Earnings per common share
Basic:
Continuing operations	$0.22	$0.47
Discontinued operations	0.04	0.01

	$0.26	$0.48

Diluted:
Continuing operations	$0.21	$0.46
Discontinued operations	0.04	0.01

	$0.25	$0.47

Weighted average common shares outstanding
Basic	2,413.0	2,495.4
Diluted	2,463.6	2,559.9

Dividends paid per share	$0.05	$0.04

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Year Ended	Year Ended
	December 31, 2006	December 31, 2005
Net sales	$42,879	$35,262
Costs of sales	30,152	23,833

Gross margin	12,727	11,429

Selling, general and administrative expenses	4,504	3,628
Research and development expenditures	4,106	3,600
Other charges (income)	(108)	(473)
Intangibles amortization and IPR&D	133	69

Operating earnings	4,092	4,605

Other income (expense):
Interest income, net	326	71
Gains/(loss) on sales of investments and businesses, net	41	1,845
Other	151	(109)

Total other income	518	1,807

Earnings from continuing operations before income taxes	4,610	6,412
Income tax expense	1,349	1,893

Earnings from continuing operations	3,261	4,519
Earnings from discontinued operations, net of tax	400	59

Net earnings	$3,661	$4,578

Earnings per common share
Basic:
Continuing operations	$1.33	$1.83
Discontinued operations	0.17	0.02

	$1.50	$1.85

Diluted:
Continuing operations	$1.30	$1.79
Discontinued operations	0.16	0.02

	$1.46	$1.81

Weighted average common shares outstanding
Basic	2,446.3	2,471.3
Diluted	2,504.2	2,527.0

Dividends paid per share	$0.18	$0.16

Motorola, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

ASSETS	December 31,	December 31,
	2006	2005
Cash and cash equivalents	$3,212	$3,774
Sigma funds	12,204	10,867
Short-term investments	224	144
Accounts receivable, net	7,509	5,652
Inventories, net	3,162	2,422
Deferred income taxes	1,731	2,355
Other current assets	2,933	2,496
Current assets held for sale	—	312

Total current assets	30,975	28,022

Property, plant and equipment, net	2,267	2,020
Investments	895	1,644
Deferred income taxes	1,297	1,196
Other assets	3,131	2,597
Non-current assets held for sale	—	323

Total assets	$38,565	$35,802

LIABILITIES AND STOCKHOLDERS’ EQUITY

Notes payable and current portion of long-term debt	$1,693	$448
Accounts payable	5,056	4,295
Accrued liabilities	8,676	7,529
Current liabilities held for sale	—	320

Total current liabilities	15,425	12,592

Long-term debt	2,704	3,806
Other liabilities	3,322	2,727
Non-current liabilities held for sale	—	4

Stockholders’ equity	17,114	16,673

Total liabilities and stockholders’ equity	$38,565	$35,802

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s net sales by reportable segment for the quarters and years ended December 31, 2006 and 2005.

	Net Sales
	Quarter Ended	Quarter Ended
	December 31, 2006	December 31, 2005	% Change from 2005
Mobile Devices	$7,806	$6,538	19%
Networks and Enterprise	3,043	2,874	6%
Connected Home Solutions	980	703	39%

Segment Totals	11,829	10,115	17%
Other and Eliminations	(37)	(76)	51%

Company Totals	$11,792	$10,039	17%

	Net Sales
	Year Ended	Year Ended
	December 31, 2006	December 31, 2005	% Change from 2005
Mobile Devices	$28,383	$21,459	32%
Networks and Enterprise	11,245	11,202	0%
Connected Home Solutions	3,327	2,871	16%

Segment Totals	42,955	35,532	21%
Other and Eliminations	(76)	(270)	72%

Company Totals	$42,879	$35,262	22%

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s operating earnings (loss) by reportable segment for the quarters and years ended December 31, 2006 and 2005.

	Operating Earnings (Loss)
	Quarter Ended	Quarter Ended
	December 31, 2006	December 31, 2005
Mobile Devices	$341	$663
Networks and Enterprise	428	542
Connected Home Solutions	118	52

Segment Totals	887	1,257
Other and Eliminations	(134)	454

Company Totals	$753	$1,711

	Operating Earnings (Loss)
	Year Ended	Year Ended
	December 31, 2006	December 31, 2005
Mobile Devices	$2,690	$2,192
Networks and Enterprise	1,521	1,939
Connected Home Solutions	224	153

Segment Totals	4,435	4,284
Other and Eliminations	(343)	321

Company Totals	$4,092	$4,605